Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company and in the related Prospectuses of our reports dated February 26, 2010 (except for Notes 13 and 17, as to which the date is September 10, 2010) with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in this Current Report on Form 8-K for the year ended December 31, 2009.
Form S-3 (No. 333-828)
Form S-3 (No. 333-8997)
Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)
Form S-3 (No. 333-4546)
Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)
Form S-3 (No. 333-4542)
Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)
Form S-8 (No. 333-14481)
Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)
Form S-4 (No. 333-49075)
Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)
Form S-4 (No. 333-60663)
Form S-8 (No. 333-70409)
Form S-3 (No. 333-69121)
Form S-3 (No. 333-75109)
Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)
Form S-3 (No. 333-77257)
Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)
Form S-3 (No. 333-92743)
Form S-3 (No. 333-31718)
Form S-3 (No. 333-50742)
Form S-4 (No. 333-51154)
Form S-3 (No. 333-52808)
Form S-3 (No. 333-64460)
Form S-3 (No. 333-71002)
Form S-3 (No. 333-73162)
Form S-3 (No. 333-86200)
Form S-3 (No. 333-101735)
Form S-3 (No. 333-130735)
Form S-4 (No. 333-90590-01)
Form S-4 (No. 333-90588-01)
Form S-4 (No. 333-136801)
Form S-8 (No. 333-142466)
Form S-8 (No. 333-142467)
Form S-3 (No. 333-150342)
Form S-3ASR (333-150341-01)
/s/ ERNST & YOUNG LLP
Denver, Colorado
September 10, 2010